EXHIBIT 5.1


                   [Letterhead of Stubbs Alderton & Markiles]

November 25, 2008

National Coal Corp.
8915 George Williams Road
Knoxville, TN 37923

         Re:      National Coal Corp,
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by National Coal Corp., a Florida corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 1,638,125 shares of common stock of the Company (the "Shares") issuable upon exercise of certain common stock purchase warrants ("Warrants").

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based on the foregoing, we are of the opinion that 1,638,125 shares of common stock issuable upon exercise of the Warrants have been duly authorized and upon issuance in conformity with and pursuant to the terms and conditions of the Warrants, and receipt by the Company of the purchase price therefor as specified in the Warrants, such Shares will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                                            Very truly yours,

                                            /s/ Stubbs Alderton & Markiles, LLP
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                                            STUBBS ALDERTON & MARKILES, LLP